LAREDO RESOURCES CORP.
UNANIMOUS WRITTEN CONSENT OF BOARD OF DIRECTORS
IN LIEU OF MEETING

The undersigned, being all of the directors of Laredo Resources Corp., a Nevada corporation (the "Corporation"), do hereby waive notice and consent to the adoption of the following resolutions pursuant to the Nevada General Corporation Law, do hereby waive notice and adopt the following resolutions with the same force and effect as if such resolutions had been duly presented and adopted at the meeting of the Board of Directors of the Corporation:

WHEREAS, the Corporation desires to amend and restate its articles of incorporation and bylaws,

WHEREAS, the Board of Directors has deemed it advisable to amend the Total Authorized Common Stock to 3,000,000,000;

NOW, THEREFORE, be it:

RESOLVED, the Articles of Incorporation and Bylaws of the Corporation have been restated,

RESOLVED, the Total Authorized Common Stock is increased to 3,000,000,000;

FURTHER RESOLVED, that the Chief Executive Officer and Secretary of the Corporation hereby are, and each of them with the full authority to act without the others hereby is, authorized, in the name and on behalf of the Corporation, to execute all other documents necessary to facilitate the actions of the Corporation as described herein, including making the necessary adjustments to the financial statements of the Corporation.

EXECUTED, as of the 4th day of April, 2014 by a unanimous consent of the Board of Directors of Laredo Resources Corp.

Signed: ______________________________

Robert Gardner, CEO/Director